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                                                                    EXHIBIT 6(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (Reg. No. 33-77470) of Separate Account VUL-2 of The American Franklin Life Insurance Company and of The American Franklin Life Insurance Company, as depositor, of our report dated February 1, 1995, on our audit of the statements of operations, shareholder's equity and cash flows of The American Franklin Life Insurance Company for the year ended December 31, 1994.

      We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (Reg. No. 33-77470) of Separate Account VUL-2 of The American Franklin Life Insurance Company.


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.

Chicago, Illinois
April 28, 1997